Exhibit 10.13

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT, dated as of December 20, 2013 (this “Agreement”), between HUDSON AMERICAS LLC (“Manager”), a Delaware limited liability company, Continental Building Products Operating Company, LLC, formerly known as Continental Building Products, LLC (“Owner”), and LONE STAR FUND VIII (U.S.), L.P., a Delaware limited partnership (the “Fund”), is entered into with respect to that certain Asset Advisory Agreement, dated as of August 30, 2013 (the “Advisory Agreement”) by and between the Manager, Owner and, for purposes of Section 7(a) thereof, the Fund.

RECITALS

WHEREAS, it is expected that the parent entity of Owner (“Parent”) will effect an initial public offering of Parent’s common stock pursuant to a registration statement filed with the Securities and Exchange Commission (the “Contemplated Offering”).

WHEREAS, in connection with the Contemplated Offering, the parties desire to terminate the Advisory Agreement upon the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Termination of Advisory Agreement. The Advisory Agreement is hereby terminated effective as of the closing of Contemplated Offering (the “Effective Time”). In connection with such termination, the parties hereto acknowledge and agree that:

(a) Manager shall have no further obligation to Owner to perform or to cause to be performed any of the services specified in Section 1, 2 or 5 of the Advisory Agreement.

(b) Owner shall have no further obligation to Manager to pay any amount, whether accruing in the past, currently owing or payable in the future, in respect of activities conducted by Manager and/or its affiliates pursuant to the Advisory Agreement, except for fees and expenses due and owing as of the Effective Time, provided that Owner is provided with an invoice for such fees and expenses on or before the date that is thirty (30) days following the Effective Time.

(C) The provisions of Sections 7(b), 7(c), 8, 10, 11, 15, 16, 17, 20, 22, 24 and 25 of the Advisory Agreement shall survive the termination thereof and all other provisions of the Advisory Agreement shall terminate and be of no further force or effect as of the Effective Time.

2. Consideration. In consideration for the termination of the Advisory Agreement, Owner shall pay or cause to be paid to Manager or its designee an amount equal to Two Million Dollars ($2,000,000) by wire transfer of immediately available funds no later than two business days following the closing of the Contemplated Offering.

3. Miscellaneous Provisions.

(a) Further Action. Each party agrees to execute and deliver such additional documents and to take such additional actions as may be necessary or appropriate to effect the provisions of this Agreement and all transactions contemplated hereby.

(b) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

(c) No Prior Assignment of Rights. Each of the parties represents and warrants that it has not heretofore assigned or transferred, or purported to have assigned or transferred, to any unaffiliated firm, corporation or person whatsoever, any liability or obligation herein released and agrees to indemnify and hold harmless the other party against any liability or obligation based on, arising out of or in connection with any such transfer or assignment or purported transfer or assignment.

(d) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral understanding or agreements between the parties.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

HUDSON AMERICAS LLC

By:	/s/ Chad Suss
Chad Suss
Vice President

CONTINENTAL BUILDING PRODUCTS OPERATING COMPANY, LLC

By:	/s/ Ike Preston
Ike Preston
Chief Executive Officer

LONE STAR FUND VIII (U.S.), L.P.

By:	Lone Star Partners VIII, L.P., its general partner

By:	Lone Star Management Co. VIII, Ltd., its general partner

By:	/s/ Marc L. Lipshy
Marc L. Lipshy
Vice President

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